Exhibit 99.1


      RushTrade(R) Group Reports Fourth Quarter Share Trade Volume Up 103%

DALLAS, TEXAS (January 5, 2005) - Rush Financial Technologies, Inc., dba RushTrade(R) Group, (OTC.BB: "RSHF") announced today its trade volume report for the month of December and for the fourth quarter ending December 31, 2004. RushTrade Securities, Inc., the Company's broker/dealer subsidiary reports continued growth in Customer Accounts, Trade Volume and Customer Account Assets.

For the fourth quarter ending December 31, 2004, RushTrade Securities, Inc. reported total customer assets increased from $51,309,308 for the third quarter ending September 30, 2004 to $59,615,018 as of December 31, an increase of 16%. Shares traded by customers through RushTrade increased from 429,136,679 in the third quarter to 869,141,207 in the fourth quarter, an increase of 103%.

For the month of December 2004, RushTrade Securities, Inc. reported the number of trades processed increased from 16,467 in November to 17,652 in December, an increase of 7%, while the total number of shares traded increased from 243,495,204 in November to 402,667,456 in December, an increase of 65%.

For the year ended December 2004, RushTrade Securities, Inc. reported total customer assets increased from $40,758,861 in December 2003 to $59,615,018 as of December 31, 2004, an increase of 46%. The number of accounts at December 2003 was 1,315, versus 2,257 at December 2004, an increase of 72%. Shares traded increased from 47,055,892 in December 2003 to 402,667,456 in December 2004, an increase of 756%.

"The RushTrade(R) Direct Pro Version 4.0 software product continues to gain traction in the marketplace. In 2004 RushTrade processed over 450,000 trades representing a market value of over $4 billion. Our marketing plan continues to gain momentum, as evidenced by steady increases in our web traffic and requests for our demo product," said Shawn McConnell, Vice President of Marketing for RushTrade Group.

About RushTrade Group

RushTrade Group operates through two primary subsidiaries:

RushGroup Technologies, Inc. ("RushGroup"), the Company's financial technology development subsidiary, develops and operates proprietary real-time portfolio management software products, order management systems, direct-access trading software applications and data services center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), RushGroup offers real-time market data platforms and Direct Access products to meet the needs of active online investors, semi-professional traders or institutional portfolio managers and traders.

RushTrade Securities, Inc, ("RushTrade"), a wholly-owned subsidiary of the Company and a fully disclosed introducing broker/dealer and member NASD and SIPC, offers securities and online brokerage services to its retail customers utilizing RushGroup's software products. RushTrade customer trades are cleared through and customer accounts are held at a third party clearing firm. RushTrade is registered in all 50 U.S. states and accepts customers from most foreign countries. RushTrade customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

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The Company is headquartered in Dallas,  Texas and its common stock is traded on the OTC.BB Market under the symbol "RSHF." For more information about RushTrade and the RushGroup products, please visit www.rushtrade.com.
                                         -----------------

         This press release includes statements that may constitute "forward-looking" statements, usually containing the word "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's product and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this release.


            For further information, please contact Sharron DeLancey
                  at sdelancey@rushgroup.com or (972) 450-6000.

















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